================================================================================

                            SCHEDULE 14A INFORMATION
                                   (Rule 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2)

[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               Chemed Corporation
                    -----------------------------------------
                (Name of Registrant as Specified in its Charter)

                               Chemed Corporation
                   ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        __________________________

    (2) Aggregate number of securities to which transaction applies:
        _________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-ll (Set forth the amount on which the filing fee is calculated and state how it was determined):
        _______________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
        __________________________________

    (5) Total fee paid:
        _______________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        ________________________________________________________

    (2) Form, Schedule or Registration Statement No.:
        ____________________________________

    (3) Filing Party:
        ________________________________________________________________

    (4) Date Filed:
        _________________________________________________________________


================================================================================

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2005

      The Annual Meeting of Stockholders of Chemed Corporation will be held at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, on Monday, May 16, 2005, at 11 a.m. for the following purposes:

      (1)   To elect directors;

      (2) To ratify the selection of independent accountants by the Audit Committee of the Board of Directors; and

      (3) To transact such other business as may properly be brought before the meeting.

      Stockholders of record at the close of business on March 31, 2005, are entitled to notice of, and to vote at, the meeting.

      IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE, OR VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ON THE PROXY CARD. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                          Naomi C. Dallob
                                          Secretary

April 11, 2005

                                      LOGO

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Chemed Corporation (the "Company" or "Chemed") of proxies to be used at the Annual Meeting of Stockholders ("Annual Meeting") of the Company to be held on May 16, 2005, and any adjournments thereof. The Company's mailing address is 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is April 11, 2005. Each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, the shares represented thereby will be voted accordingly. The proxy may be revoked by the stockholder at any time before the meeting by providing notice to the Secretary.

      Only stockholders of record as of the close of business on March 31, 2005, will be entitled to vote at the Annual Meeting or any adjournments thereof. On such date, the Company had outstanding 12,702,737 shares of capital stock, par value $1 per share ("Capital Stock"), entitled to one vote per share.

                              ELECTION OF DIRECTORS

      Thirteen directors are to be elected at the Annual Meeting to serve until the following annual meeting of stockholders and until their successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during the past five years and other pertinent information.

      Unless authority is withheld or names are stricken, it is intended that the shares covered by each proxy will be voted for the nominees listed. Votes that are withheld or stricken will be excluded entirely from the vote and will have no effect. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Board of Directors (except where a proxy withholds authority with respect to the election of directors). The affirmative vote of a plurality of the votes cast will be necessary to elect each of the nominees for director.

                                    NOMINEES

EDWARD L. HUTTON     Mr. Hutton is Chairman of the Board of the Company and has
Director since 1970  held this position since May 2004. Prior to May 2004, Mr.
Age: 85              Hutton served in an executive position as Chairman of the
                     Company from November 1993. Previously, from 1970 to May
                     2001, he also served the Company as Chief Executive
                     Officer, and from 1970 to November 1993, he served the Company as President. Mr. Hutton is also the Chairman of the Board of Directors of Omnicare, Inc., Covington,
                     Kentucky (healthcare products and services), (hereinafter
                     "Omnicare"). Mr. Hutton is a director of Omnicare. Mr.
                     Hutton is the father of Thomas C. Hutton, a Vice President and a director of the Company.

KEVIN J. McNAMARA    Mr. McNamara is President and Chief Executive Officer of
Director since 1987  the Company and has held these positions since August 1994
Age: 51              and May 2001, respectively. Previously, he served as
                     Executive Vice President, Secretary and General Counsel from November 1993, August 1986 and August 1986, respectively, to August 1994.

DONALD BREEN, JR.            Mr. Breen is Senior Vice President of John Morrell
Director since May 2004      & Co., Cincinnati, Ohio (producer of fresh foods)
Age: 52                      and has held this position since 1992.

CHARLES H. ERHART, JR.       Mr. Erhart retired as President of W. R. Grace and
Director since 1970          Co. (hereinafter "Grace"), Columbia, Maryland
Age: 79                      (international specialty chemicals, construction
                             and packaging) in August 1990, having held that position since July 1989. Previously, he was Chairman of the Executive Committee of Grace and held that position from November 1986 to July 1989.
                             He is a director of Omnicare.

JOEL F. GEMUNDER             Mr. Gemunder is President and Chief Executive
Director since 1977          Officer of Omnicare and has held these positions
Age: 65                      since May 1981 and May 2001, respectively. He is
                             also a director of Omnicare and Ultratech Stepper, Inc.

PATRICK P. GRACE             Mr. Grace is President of MLP Capital, Inc.,
Director since 1996          co-managing partner of several real estate and
Age: 49                      mining interests in the southeastern United States
                             and has held that position since March 1996. From
                             January 2002 to August 2002, he was also President and Chief Executive Officer of Kingdom Group, LLC
                             ("Kingdom"), New York, New York (a provider of turnkey compressed natural gas fueling systems), which filed for bankruptcy in November 2002.
                             Previously, he was President of Kingdom, from December 2000 to January 2002, and he was Executive
                             Vice President of Kingdom from August 1999 to
                             December 2000. From December 1997 to January 31,
                             1999, Mr. Grace was also Chief Operating and
                             Financial Officer of C3 Communications, Inc., San
                             Francisco, California, a unit of Level 3
                             Communications (interactive marketing).

THOMAS C. HUTTON             Mr. Hutton is a Vice President of the Company and
Director since 1985          has held this position since February 1988. He is a
Age: 54                      son of Edward L. Hutton, Chairman of the Board and
                             a director of the Company.

WALTER L. KREBS              Mr. Krebs retired as Senior Vice President-Finance,
Director from May 1989       Chief Financial Officer and Treasurer of Service
to April 1991, and           America Systems, Inc., a wholly owned subsidiary of
May 1995 to May 2003         the Company ("Service America"), in July 1999,
Age: 72                      having held the position since October 1997.
                             Previously, he was a Director - Financial Services of DiverseyLever, Inc. (formerly known as Diversey
                             Corporation), Detroit, Michigan (specialty chemicals) ("Diversey") from April 1991 to April
                             1996. Previously, from January 1990 to April 1991, he was a Senior Vice President and the Chief
                             Financial Officer of the Company's
                             then-wholly-owned subsidiary, DuBois Chemicals,
                             Inc. ("DuBois").

SANDRA E. LANEY              Ms. Laney is Chairman and CEO of Cadre Computer
Director since 1986          Resources Co., Cincinnati, Ohio (information
Age: 61                      security) and has held this position since August
                             31, 2001. Ms. Laney retired as an Executive Vice
                             President and the Chief Administrative Officer of the Company on March 1, 2003, having held these positions since May 2001 and May 1991, respectively. Previously, from November 1993 until May 2001, she held the position of Senior Vice
                             President of the Company. She is a director of Omnicare.

TIMOTHY S. O'TOOLE           Mr. O'Toole is an Executive Vice President of the
Director since 1991          Company and has held this position since May 1992.
Age: 49                      He is Chief Executive Officer of Vitas Healthcare
                             Corporation ("Vitas"), a wholly owned subsidiary of the Company, and has held this position since
                             February 2004. Previously, from May 1992 to
                             February 2004, he also served the Company as Treasurer.

DONALD E. SAUNDERS           Mr. Saunders is Markley Visiting Professor at the
Director from May 1981 to    Farmer School of Business Administration, Miami
May 1982, May 1983 to        University, Oxford, Ohio, and has held this
May 1987 and since May 1998  position since August 2001. Mr. Saunders retired as
Age: 61                      President of DuBois Chemicals, formerly a wholly
                             owned subsidiary of the Company and then a division of DiverseyLever, Inc., Detroit, Michigan
                             (specialty chemicals), in October 2000, having held that position since November 1993.

GEORGE J. WALSH III          Mr. Walsh is a partner with the law firm of
Director since 1995          Thompson Hine LLP, New York, New York, and has held
Age: 59                      this position since January 1979.

FRANK E. WOOD                Mr. Wood is President and Chief Executive Officer
Director since               of Secret Communications, LLC, Cincinnati, Ohio
May 2002                     (owner and operator of radio stations) and has held
Age: 62                      this position since 1994. He is also a co-founder
                             and principal of The Darwin Group, Cincinnati, Ohio
                             (venture capital firm specializing in second-stage investments) and has held this position since 1998.
                             Since 2000, he has also served as Chairman of 8e6
                             Technologies Corporation, Orange, California
                             (developer of Internet filtering software).

COMPENSATION OF DIRECTORS

      Each member of the Board of Directors who is not an employee of the Company is paid an annual fee of $15,000 and a fee of $2,750 for each meeting attended. Each member of the Nominating Committee of the Board is paid an additional annual fee of $7,000. Each member of the Audit Committee of the Board is paid an additional annual fee of $10,000, and each member of the Compensation/Incentive Committee of the Board (other than its chairman) is paid an additional annual fee of $3,500. A Committee member, other than Nominating Committee members who receive no meeting fees, is paid $1,000 for each meeting of a Committee he attended unless the Committee met on the same day as the Board of Directors met, in which event, the Committee member is paid $500 for his attendance at the Committee meeting. Each member of the Executive Committee who is not an employee of the Company is paid $900 per meeting.

      The chairmen of certain Committees of the Board of Directors are paid an annual fee in addition to the attendance fees referred to above. The chairman of the Audit Committee is paid at the rate of $10,000 per annum, and the chairman of the Compensation/Incentive Committee is paid at the rate of $5,250 per annum. In addition, each member of the Board of Directors and of a Committee is reimbursed for his reasonable travel expenses incurred in connection with such meetings.

      In addition, in May 2004, each member of the Board of Directors (other than those serving on the Compensation/Incentive Committee) was granted an unrestricted stock award covering 200 shares of Capital Stock under the Company's 1995 and 1999 Stock Incentive Plans. Those directors who are members of the Compensation/Incentive Committee were paid the cash equivalent of the 200-share stock award or $8,994.

      The Company has a deferred compensation plan for nonemployee directors under which certain directors who are not employees of the Company or of a subsidiary of the Company participate. Under the plan, which is not a tax-qualified plan, an account is established for each participant to which amounts are credited quarterly at the rate of $4,000 per annum. Amounts credited to these accounts are used to purchase shares of Capital Stock, and all dividends received on such shares are reinvested in such Capital Stock. Each participant is entitled to receive the balance in his account within 90 days following the date he ceases to serve as a director. Directors may participate in the Company's health insurance plans by paying rates offered to former employees under COBRA.

      Directors may also elect to defer receipt of their directors' fees under the Company's Excess Benefit Plan.

COMMITTEES AND MEETINGS OF THE BOARD

      The Company has the following Committees of the Board of Directors: Audit Committee, Nominating Committee and Compensation/Incentive Committee.

      The Audit Committee (a) is directly responsible for the appointment, compensation, and oversight of a firm of independent accountants to audit the Company and its consolidated subsidiaries, (b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements, (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and work and other non-audit services regarding the Company's accounting, financial reporting and internal control systems and (d) confers quarterly with senior management, internal audit staff, and the independent accountants to review quarterly financial results. The Audit Committee consists of Messrs. Erhart, Grace and Saunders. The Board of Directors has determined that Mr. Saunders qualifies as an "audit committee financial expert" within the meaning of the applicable SEC regulations. The Audit Committee met on twelve occasions during 2004.

      The Compensation/Incentive Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally, (c) adoption and administration of certain employee benefit plans and programs and (d) additional year-end contributions by the Company under the Chemed/Roto-Rooter Savings and Retirement Plan ("Retirement Plan"). In addition, the Compensation/Incentive Committee administers the Company's (a) 2002 Executive Long-Term Incentive Plan, (b) eight Stock Incentive Plans and the 1999 Long-Term Employee Incentive Plan and (c) grants of stock options and stock awards to key employees of the Company. The Compensation/Incentive Committee consists of Messrs. Erhart, Breen and Wood. The Compensation/Incentive Committee met on six occasions during 2004. A copy of the Compensation/Incentive Committee Charter is available on the Company's Web site, www.chemed.com.

      The Nominating Committee (a) recommends to the Board of Directors the candidates for election to the Board at each Annual Meeting of Stockholders of the Company, (b) recommends to the Board of Directors candidates for election by the Board to fill vacancies on the Board, (c) considers candidates submitted by directors, officers, employees, stockholders and others and (d) performs such other functions as may be assigned by the Board. The Nominating Committee consists of Messrs. Erhart, Gemunder and Grace. Each member of the Nominating Committee is independent as defined under the listing standards of the New York Stock Exchange. The Nominating Committee met once during 2004. In identifying and evaluating nominees for director, the Nominating Committee considers candidates with a wide variety of academic backgrounds and professional and business experiences. After reviewing written statements of the candidates' backgrounds and qualifications, the Nominating Committee arranges for personal interviews with those candidates that it believes merit further consideration. Once it has completed this process, the Nominating Committee makes its final recommendations to the Board. Mr. Krebs, who is the only nominee for director who is not standing for re-election, was recommended to the Nominating Committee by Mr. McNamara, the Company's Chief Executive Officer. Stockholders wishing to submit a candidate for election to the Board should submit the name of such candidate and a supporting statement to the Company's Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726. The Nominating Committee has a charter and a current copy is available on the Company's Web site, www.chemed.com.

      During 2004, there were six meetings of the Board of Directors, and each director attended at least 75 percent of the aggregate of (a) the total number of meetings held by the Board of Directors and (b) the total number of meetings held by all Committees of the Board of Directors on which he or she served that were held during the period for which he or she was a director or member of any such Committee. While the Company does not have a formal policy with regard to Board members' attendance at the Annual Meeting, all members of the Board are encouraged to attend. Eleven members of the Board attended last year's Annual Meeting held on May 17, 2004.

      The Board and the Nominating Committee of the Board undertook an annual review of director independence. During this review, the Board and the Nominating Committee considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under the caption "Certain Relationships and Related Transactions" below. The Board and the Nominating Committee also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the New York Stock Exchange corporate governance standards. The Board and the Nominating Committee similarly reviewed the independence of Mr. Krebs, who is the only nominee for director who is not standing for re-election.

      As a result of this review, the Board and the Nominating Committee have affirmatively determined that, under the New York Stock Exchange listing standards, the following directors and nominees for director, constituting a majority of the individuals nominated for election as directors at the Annual Meeting, are independent of the Company and its management: Messrs. Breen, Erhart, Gemunder, Grace, Krebs, Saunders, Walsh and Wood.

      Stockholders wishing to communicate with members of the Board should send such communications to the Company's Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio, 45202-4726. The Secretary will forward these communications to the members of the Board and, if applicable, to specified individual directors.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION/INCENTIVE COMMITTEE ON EXECUTIVE COMPENSATION

      The Company believes that executive compensation must align executive officers' interests with those of the Company's stockholders and that such interests are served by having compensation directly and materially linked to financial and operating performance criteria which, when successfully achieved, will enhance stockholder value.

      The Company attempts to achieve this objective with an executive compensation package for its senior executives which combines base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options, stock awards and awards under the 2002 Executive Long-Term Incentive Plan ("LTIP"), along with various benefit plans, including pension plans, savings plans and medical benefits generally available to the employees of the Company.

      The executive compensation program is administered by the Compensation/Incentive Committee of the Board of Directors. The membership of the Compensation/Incentive Committee comprises three outside directors (i.e., nonemployees of the Company). The Compensation/Incentive Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary and annual cash incentive compensation for key executives of the Company. The recommendations of the Compensation/Incentive Committee on such matters must be approved by the full Board of Directors. The Compensation/Incentive Committee also administers the Company's stock incentive plans, under which it reviews and approves grants of stock options and stock awards, and the Company's LTIP. The Compensation/Incentive Committee also has retained the services of compensation consultants, Compensation Strategies, Inc.

      The Compensation/Incentive Committee may use its discretion to set executive compensation where, in its judgment, external, internal or individual circumstances warrant.

      Following is a discussion of the components of the executive officer compensation program.

      In determining base salary levels for the Company's executive officers, the Compensation/Incentive Committee takes into account the magnitude of responsibility of the position, individual experience and performance and specific issues particular to the Company. In general, base salaries are set at levels believed by this Compensation/Incentive Committee to be sufficient to attract and retain qualified executives when considered along with the other components of the Company's compensation structure.

      The Compensation/Incentive Committee believes that a significant portion of total cash compensation should be linked to annual performance criteria. Consequently, the purpose of annual incentive compensation for senior executives and key managers is to provide a direct financial incentive in the form of an annual cash bonus to those executives who achieve their business units' and the Company's annual goals. Operational and financial goals are established at the beginning of each fiscal year and generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Other nonfinancial measures of performance relate to organizational development, product or service expansion and strategic positioning of the Company's assets.

      Individual performance is also taken into account in determining individual bonuses. It is the Company's belief that bonuses as a percentage of a senior executive's salary should be sufficiently high so as to provide a major incentive for achieving annual performance targets. Bonuses for senior executives of the Company generally range from 25 percent to 83 percent of base salary.

      The Long-Term Incentive Plan and stock option and stock award programs form the basis of the Company's incentive plans for executive officers and key managers. The objective of these plans has been to align executive and long-term-stockholder interests by creating a strong and direct link between executive pay and stockholder return.

      Stock options have customarily been granted annually and have been generally regarded as the primary incentive for long-term performance as they are granted at fair market value and have had vesting restrictions over four-year periods, except for those granted in May 2004 which vested in full on November 17, 2004. The Committee considers each grantee's current option holdings in making grants. Both the amounts of stock awards and proportion of stock options have increased as a function of higher salary and position of responsibility within the Company. In May 2002, the stockholders of the Company approved the adoption of the LTIP covering officers and key employees of the Company. The LTIP is administered by the Compensation/Incentive Committee of the Board of Directors and was adopted to replace the restricted stock program, which was terminated at the end of 2001. In August 2002, the Compensation/Incentive Committee established guidelines which covered the granting of compensation awards based on two independent elements: 1) a totally discretionary award based on operating performance of the Company covering a period greater than one year and less than four years and 2) an award based on the attainment of a target stock price of $50 per share during 10 consecutive trading days prior to the fourth anniversary of the plan. Based on this criteria, in February 2004, the Compensation/Incentive Committee approved a payout under the LTIP in the aggregate amount of $7.8 million. In June, the Compensation/Incentive Committee established new guidelines covering LTIP awards. These guidelines are disclosed under the caption "Long Term Incentive Plan."

      The Compensation/Incentive Committee has considered, and is continuing to review, the qualifying compensation regulations issued by the Internal Revenue Service in December 1993. Generally, the Committee structures compensation arrangements to achieve deductibility under the tax regulations, except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

      The base salary of Mr. K. J. McNamara, President and Chief Executive Officer of the Company, was increased on February 18, 2005, to a base rate of $600,000. His bonus in respect of 2004 services was $500,000 and a restricted stock award of 4,000 shares, vesting in full on February 18, 2009. The Compensation/Incentive Committee believes that Mr. McNamara's base salary, LTIP awards, 2004 bonus and stock options granted are consistent with his performance as measured by the criteria discussed above.

            Compensation/Incentive Committee

            Charles H. Erhart, Jr., Chairman
            Donald Breen, Jr.
            Frank E. Wood

SUMMARY COMPENSATION TABLE

      The following table shows the compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company for the past three years for all services rendered in all capacities to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE


                                               LONG TERM COMPENSATION
                                              ------------------------
                                               AWARDS (1)    PAYOUTS
                                              ------------------------
                         ANNUAL COMPENSATION   SECURITIES
NAME AND                 -------------------   UNDERLYING      LTIP       ALL OTHER
PRINCIPAL                 SALARY     BONUS    CHEMED STOCK   PAYOUTS    COMPENSATION
POSITION           YEAR    ($)        ($)      OPTIONS (#)     ($)          ($)
-----------------  ----  --------   --------  ------------  ----------  ------------
K. J. McNamara     2004  $417,600   $500,000     50,000     $3,097,609  $525,758 (2)
President and      2003   406,975    260,575     40,000            -0-   105,889
CEO                2002   396,829    387,946     30,000            -0-   282,154

E. L. Hutton (3)   2004   293,750     56,000        -0-        948,122   222,639 (4)
Chairman of the    2003   250,000    156,000        -0-            -0-    70,592
Board              2002   316,666    200,000     25,000            -0-   513,692

T. S. O'Toole      2004   360,516    225,000     45,000      1,189,024   228,531 (5)
Executive          2003   232,017     92,097     20,000            -0-    54,517
Vice President     2002   237,592    195,959     20,000            -0-   165,050

S. S. Lee          2004   247,507    145,000     17,000        381,802   114,361 (6)
Executive          2003   238,921    109,230     15,000            -0-    59,663
Vice President     2002   235,441     98,017     14,000            -0-   130,613

D. P. Williams     2004   217,025    155,000     25,000        548,411   105,628 (7)
Vice President     2003   175,430     62,000     10,000            -0-    39,721
and CFO            2002   167,893     62,000      9,000            -0-    53,943

(1) The number and value of the aggregate restricted shares of Capital Stock held by the named executives at December 31, 2004 were as follows: K.J. McNamara - 5,200 shares; E.L. Hutton - 0 shares; T.S. O'Toole - 3,000 shares; S.S. Lee - 2,000 shares; and D.P. Williams - 2,500 shares. The restricted shares reflect a one time grant in 2004 and vest in full on December 31, 2007. Recipients receive dividends on the awarded shares and are entitled to vote them, whether or not vested. These restricted shares were awarded under the LTIP.

(2) Includes the following amounts: $513,007 allocated to Mr. McNamara's account under the Retirement Plan and Employee Stock Ownership Plans ("ESOP") with respect to 2004; a $3,807 premium payment for term life insurance; and $8,944 in the form of an unrestricted stock award of 200 shares of Capital Stock.

(3) Prior to May 2004, Mr. Hutton served as Chairman of the Company and was considered an executive officer of the Company. Since May 2004, Mr. Hutton has served as Chairman of the Board and is no longer an executive officer of the Company.

(4) Includes the following amounts: $210,311 allocated to Mr. Hutton's account under the Company's Retirement Plan and ESOP with respect to 2004; a $3,384 premium payment for term life insurance; and $8,944 in the form of an unrestricted stock award of 200 shares of Capital Stock.

(5) Includes the following amounts: $215,730 allocated to Mr. O'Toole's account under the Retirement Plan and ESOP with respect to 2004; a $3,857 premium payment for term life insurance; and $8,944 in the form of an unrestricted stock award of 200 shares of Capital Stock. Does not include amounts Mr. O'Toole received pursuant to a consulting agreement with PCI Holding Corp., which purchased the Company's wholly owned Patient Care, Inc. subsidiary in October 2002. Pursuant to this agreement, which PCI Holding terminated on August 19, 2004, Mr. O'Toole received compensation at the rate of $3,000 per month during the term of the agreement. Also does not include $830,000 which Mr. O'Toole received when his 40,000 options in Vitas common stock were cashed out in connection with the Company's acquisition of Vitas in February 2004.

(6) Includes the following amounts: $112,417 allocated to Mr. Lee's account under the Retirement Plan, ESOP and Roto-Rooter's Deferred Compensation Plan and Retirement Plan with respect to 2004 and a $1,944 premium payment for term life insurance.

(7) Includes the following amounts: $104,073 allocated to Mr. Williams' account under the Retirement Plan, ESOP and Roto-Rooter Retirement Plan with respect to 2004 and a $1,555 premium payment for term life insurance.

STOCK OPTIONS

      The table below shows information concerning Chemed stock options granted in 2004 to the named executives in the Summary Compensation Table.

                       CHEMED STOCK OPTION GRANTS IN 2004

                            INDIVIDUAL GRANTS
                            -----------------                           POTENTIAL REALIZABLE
                                  % OF                                          VALUE
                 NUMBER OF        TOTAL                                   AT ASSUMED ANNUAL
                SECURITIES       OPTIONS                                   RATES OF STOCK
                UNDERLYING       GRANTED                                 PRICE APPRECIATION
                  OPTIONS           TO          EXERCISE                   FOR OPTION TERM
                  GRANTED       EMPLOYEES        PRICE    EXPIRATION  ----------------------
      NAME        (#) (1)        IN 2004       ($/SHARE)     DATE        5% ($)      10% ($)
--------------  ----------  -----------------  ---------  ----------  ----------  ----------
K. J. McNamara     50,000         12.5%          $43.55    5/17/2014  $1,369,418  $3,470,374
E. L. Hutton          -0-          -0-              -0-          -0-         -0-         -0-
T. S. O'Toole      45,000         11.2            43.55    5/17/2014   1,232,476   3,123,337
S. S. Lee          17,000          4.2            43.55    5/17/2014     465,602   1,179,927
D. P. Williams     25,000          6.2            43.55    5/17/2014     684,709   1,735,187


(1) These options which were granted on May 17, 2004, provide for the purchase price of option shares equal to the fair market value of Capital Stock on that date; are transferable by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to certain family members, if permitted under SEC Rule 16b-3 or any successor rule thereto; and become exercisable in full on November 17, 2004.

      The table below shows information concerning Chemed stock options exercised during 2004 and the year-end number and value of unexercised Chemed stock options held by the executive officers named in the Summary Compensation Table.

                   AGGREGATED CHEMED STOCK OPTION EXERCISES IN
                      2004 AND YEAR-END STOCK OPTION VALUES

                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                  NUMBER OF               UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                   SHARES       VALUE     OPTIONS AT 12/31/04 (#)         AT 12/31/04 ($)
                ACQUIRED ON   REALIZED  --------------------------  --------------------------
      NAME      EXERCISE (#)     ($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------  ------------  --------  -----------  -------------  -----------  -------------
K. J. McNamara     5,000      $132,400   151,500        27,500       $4,439,930    $859,200
E. L. Hutton      44,077       979,680    97,750         6,250        2,894,780     190,500
T. S. O'Toole     34,500       772,780   116,500        15,000        3,273,350     467,700
S. S. Lee            -0-           -0-    68,000        11,000        2,040,675     343,155
D. P. Williams       -0-           -0-    59,250         7,250        1,695,975     226,230

LONG TERM INCENTIVE PLAN

      The table below shows information concerning LTIP awards granted to the named executives in the Summary Compensation Table during 2004.

              LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

                 NUMBER OF
                 SHARES OF                   NUMBER OF
                  CAPITAL     CASH      RESTRICTED SHARES OF
                   STOCK     AWARDS        CAPITAL STOCK
                  (#) (1)    ($) (1)           (#) (2)
                ----------  ----------  --------------------
K.J. McNamara     32,346    $1,000,000          5,200
E.L. Hutton       10,782       333,333            -0-
T.S. O'Toole      11,860       366,667          3,000
S.S. Lee           3,234       100,000          2,000
D.P. Williams      4,852       150,000          2,500

(1)   Awarded in February 2004.

(2)   Awarded June 22, 2004.

            During January 2004, the price of the Company's stock exceeded $50 per share for more than 10 consecutive trading days, fulfilling one of the performance targets of the 2002 Executive Long-Term Incentive Plan. In February the Compensation/Incentive Committee ("CIC") approved a payout under the LTIP in the aggregate amount of $7.8 million ($2.8 million in cash and 84,633 shares of Capital Stock).

            During June 2004, the CIC approved guidelines covering the establishment of a pool of 125,000 capital shares ("2004 LTIP Pool") to be distributed to eligible members of management upon attainment of the following hurdles during the period January 1, 2004 through December 31, 2007:

            - 44,000 shares will be awarded if Chemed's cumulative pro forma adjusted EBITDA (including the results of Vitas beginning on January 1, 2004) reaches $365 million within the four-year period.

            - 44,000 shares will be awarded if Chemed's stock price reaches the following hurdles during any 30 trading days out of any 60 trading day period during the four-year period:

                  -     11,000 shares for a stock price of $70.00

                  -     an additional 16,500 shares for a stock price of $77.50

                  -     an additional 16,500 shares for a stock price of $85.00

            - 22,000 shares represent a retention element, subject to a four-year, time based vesting.

            -     15,000 shares may be awarded at the discretion of the CIC.

            On June 22, 2004, the CIC awarded 22,000 restricted shares of Capital Stock to key employees of management under the retention component of the 2004 LTIP Pool. These shares vest on December 31, 2007 for all participants still employed by the Company.

EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with Messrs. McNamara, O'Toole, Lee and Williams. Mr. McNamara's employment agreement provides for his continued employment as President and Chief Executive Officer of the Company through May 3, 2008, subject to earlier termination under certain circumstances, at a base salary of $417,600 per annum or such higher amount as the Board of Directors may determine, as well as participation in incentive compensation plans, stock incentive plans and other benefit plans. In the event of termination without cause, the agreement provides that for the balance of the term of the agreement, Mr. McNamara will receive severance payments equal to 150 percent of his then-current base salary, the amount of incentive compensation most recently paid or approved in respect of the previous year, and the fair market value of all stock awards which would have vested during the 12 months prior to termination notwithstanding that such shares vested on an accelerated basis effective January 1, 2002. In addition, such severance payments will be reduced by the amount of any earned income received by Mr. McNamara from any other source for any period such severance payments are payable. Messrs. O'Toole, Lee and Williams have employment agreements which provide for their continued employment as senior executives of the Company through May 3, 2007, May 21, 2006, and May 21, 2006, respectively, and are identical in all material respects to that of Mr. McNamara, except their respective agreements provide for a base salary of $240,800, $238,921 and $171,990 per annum or such higher amounts as the Board of Directors may determine.

EXECUTIVE STOCK OWNERSHIP PLAN

      Pursuant to the Company's Executive Stock Ownership Plan, during 2004, Messrs. McNamara and E. L. Hutton had the following aggregate amounts of indebtedness outstanding (principal and interest), respectively: Mr. McNamara - $489,759; Mr. E. L. Hutton - $390,319. Mr. Hutton repaid his loan in full on March 9, 2004. As of February 15, 2005, the aggregate amount of indebtedness outstanding for Mr. McNamara was $483,333.

                  CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

      In connection with the August 2001 sale of the assets of the Company's former subsidiary, Cadre Computer Resources, Inc. ("Cadre"), to a corporation, Cadre Computer Resources Co. ("Cadre Computer"), owned by certain officers and the current employees of Cadre in August 2001, the Company loaned Cadre Computer $518,000. At December 31, 2004, the aggregate amount of indebtedness outstanding was $322,993. Messrs. McNamara and E. L. Hutton and Ms. Laney are directors of Cadre Computer. Ms. Laney, who is Chairman and CEO of Cadre Computer, also has a 45% ownership interest in Cadre Computer.

      In October 2004, Vitas entered into a pharmacy services agreement ("Agreement") with Omnicare whereby Omnicare will provide specified pharmacy services for Vitas and its hospice patients in geographical areas served by both Vitas and Omnicare. The Agreement has an initial term of three years that renews automatically thereafter for one-year terms. Either party may cancel the Agreement at the end of any term by giving written notice at least 90 days prior to the end of said term. During 2004, Vitas made purchases of $344,000 from Omnicare under the Agreement.

      Mr. E.L. Hutton is non-executive Chairman and a director of the Company and Omnicare. Mr. Gemunder is a director of the Company and President and Chief Executive Officer of Omnicare and Ms. Laney is a director of the Company and Omnicare.

      Mr. Walsh is a partner in the New York office of the law firm of Thompson Hine LLP. During 2004 the Dayton, Ohio office of Thompson Hine LLP provided legal services to the Company for which the Company paid $37,119.

COMPARATIVE STOCK PERFORMANCE

      The graph below compares the yearly percentage change in the Company's cumulative total stockholder return on Capital Stock (as measured by dividing
(i) the sum of (A) the cumulative amount of dividends for the period December 31, 1999, to December 31, 2004, assuming dividend reinvestment, and (B) the difference between the Company's share price at December 31, 1999, and December 31, 2004; by (ii) the share price at December 31, 1999) with the cumulative total return, assuming reinvestment of dividends, of the (1) S&P 500 Stock Index and (2) Dow Jones Industrial Diversified Index.

                               CHEMED CORPORATION
                    CUMULATIVE TOTAL STOCKHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 2002

                              [PERFORMANCE GRAPH]

DECEMBER 31...                     1999    2000    2001    2002    2003    2004
--------------------------------  ------  ------  ------  ------  ------  ------
Chemed Corporation                100.00  118.99  121.59  128.38  169.62  249.10
S&P 500                           100.00   90.90   80.09   62.39   80.29   89.03
Dow Jones Industrial Diversified  100.00  100.72   90.55   58.80   79.54   94.79

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of December 31, 2004, with respect to the only persons who are known to be the beneficial owner of more than 5 percent of Capital Stock:

    NAME AND ADDRESS       AMOUNT AND NATURE OF  PERCENT OF
   OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP   CLASS (3)
-------------------------  --------------------  ----------
Mario J. Gabelli,          1,549,463 shares (1)    11.3%
Marc J. Gabelli, and
various related entities.
One Corporate Center
Rye, NY 10580

Perry Corp.                1,200,000 shares (2)     8.6%
599 Lexington Avenue
New York, NY 10022

(1) Sole voting power, 1,549,463 shares; sole dispositive power, 1,549,463 shares.

(2) Sole voting power, 1,200,000 shares; sole dispositive power, 1,200,000 shares.

(3) For purposes of calculating Percent of Class, all shares subject to stock options which were exercisable within 60 days of December 31, 2004, were assumed to have been issued.

      The following table sets forth information as of December 31, 2004, with respect to Capital Stock beneficially owned by all nominees and directors of the Company, the executive officers named in the Summary Compensation Table and the Company's directors and executive officers as a group:

                          AMOUNT AND NATURE OF    PERCENT OF
         NAME           BENEFICIAL OWNERSHIP (1)  CLASS (2)
----------------------  ------------------------  ----------
Edward L. Hutton           32,154  Direct
                           97,750  Option
                           11,081  Trustee

Kevin J. McNamara          73,796  Direct
                          151,500  Option            1.1%
                                   Trustee (3)

Donald Breen, Jr.           2,000  Direct

Charles H. Erhart, Jr.     10,000  Direct

Joel F. Gemunder            5,538  Direct
                            3,476  Trustee

Patrick P. Grace            1,100  Direct

                           AMOUNT AND NATURE OF    PERCENT OF
         NAME            BENEFICIAL OWNERSHIP (1)  CLASS (2)
-----------------------  ------------------------  ----------
Thomas C. Hutton            40,276   Direct
                            39,000   Option
                            11,581   Trustee (3)

Walter L. Krebs              5,022   Direct

Sandra E. Laney             53,624   Direct
                            56,100   Option
                            11,081   Trustee (3)

 Spencer S. Lee             12,832   Direct
                            68,000   Option

Timothy S. O'Toole          26,147   Direct
                           116,500   Option

Donald E. Saunders           2,251   Direct

George J. Walsh III          2,525   Direct

David P. Williams           20,829   Direct
                            59,250   Option

Frank E. Wood                  200   Direct

Directors and Executive    298,620   Direct           2.2%
Officers as a Group        656,600   Option           4.7%
(16 persons)                75,795   Trustee (4)

FOOTNOTES TO STOCK OWNERSHIP TABLE

(1) Includes securities beneficially owned (a) by the named persons or group members, their spouses and their minor children (including shares of Capital Stock allocated as of December 31, 2004, to the account of each named person or member of the group under the Company's Retirement Plan and under the Company's ESOP or, with respect to Mr. Gemunder, allocated to his account as of December 31, 2004, under the Omnicare Employees Savings and Investment Plan), (b) by trusts and custodianships for their benefit and (c) by trusts and other entities as to which the named person or group has or shares the power to direct voting or investment of securities. "Direct" refers to securities in categories (a) and (b) and "Trustee" to securities in category (c). Where securities would fall into both "Direct" and "Trustee" classifications, they are included under "Trustee" only. "Option" refers to shares which the named person or group has a right to acquire within 60 days from December 31, 2004. For purposes of determining the Percent of Class, all shares subject to stock options which were exercisable within 60 days from December 31, 2004, were assumed to have been issued.

(2)   Percent of Class under 1.0 percent is not shown.

(3) Messrs. T. C. Hutton and McNamara and Ms. Laney are trustees of the Chemed Foundation which holds 60,738 shares of Capital Stock over which the trustees share both voting and investment power. This number is included in the total number of "Trustee" shares held by the Directors and Executive Officers as a Group but is not reflected in the respective holdings of the individual trustees.

(4) Shares over which more than one individual holds beneficial ownership have been counted only once in calculating the aggregate number of shares owned by Directors and Executive Officers as a Group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder, the Company's executive officers and directors and persons who own more than 10 percent of Capital Stock are required to file reports with respect to their ownership and changes in ownership of Capital Stock with the Securities and Exchange Commission ("SEC"). In addition, such persons are required to forward copies of such reports to the Company. Based on a review of the copies of such reports furnished to the Company and on the written representation of such non-reporting persons that, with respect to 2004, no reports on Form 5 were required to be filed with the SEC, the Company believes that, during the period January 1, 2004, through December 31, 2004, except for Mr. O'Toole, Mr. Williams, and Mr. E. L. Hutton the Company's executive officers and directors and greater-than-10-percent stockholders have complied with all Section 16(a) reporting requirements. Mr. O'Toole and Mr. E.
L. Hutton filed Form 4s to correct the information on previous Form 4s and Mr. Williams filed Form 4s to correct calculation errors on previously filed Form 4s.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2005. This firm has acted as independent accountants for the Company and its consolidated subsidiaries since 1970. Although the submission of this matter to the stockholders is not required by law or by the By-Laws of the Company, the selection of PricewaterhouseCoopers LLP will be submitted for ratification at the Annual Meeting. The affirmative vote of the majority of the shares represented at the meeting, with abstentions having the effect of negative votes, will be necessary to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2005. If the selection is not ratified at the meeting, the Audit Committee will reconsider its selection of independent accountants.

                             AUDIT COMMITTEE REPORT

      The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in monitoring:

      -     The integrity of the Company's financial statements.

      -     Compliance by the Company with legal and regulatory requirements.

      - The independence and performance of the Company's internal and external auditors.

      During 2000, the Audit Committee developed a charter for the Committee, which was approved by the full Board of Directors on May 15, 2000. The charter was amended on March 11, 2005. A copy of the charter, as amended, is attached hereto as Exhibit A and a copy is available on the Company's Web site, www.chemed.com.

      The Company's management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee hereby reports as follows:

      1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

      2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

      3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

      4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

      Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

      The undersigned members of the Audit Committee have submitted this Report.

            Donald E. Saunders, Chairman
            Charles H. Erhart, Jr.
            Patrick P. Grace

                      FEES PAID TO INDEPENDENT ACCOUNTANTS

AUDIT FEES

      PricewaterhouseCoopers LLP billed the company $614,000 and $1,189,000 in 2003 and 2004, respectively. These fees were for professional services rendered for the integrated audit of the Company's annual financial statements and of its internal control over financial reporting, review of the financial statements included in the Company's Forms 10-Q and review of documents filed with the SEC.

AUDIT-RELATED FEES

      PricewaterhouseCoopers LLP billed the company $122,400 and $1,446,000 in 2003 and 2004, respectively for audit-related services. In 2003, these fees related primarily to the audit of the Company's employee benefit plans. In 2004, $1,115,000 of these fees related to audits of significant subsidiaries of the Company for years 2001, 2002, and 2003 financial statements for the purpose of registering the Company's floating rate notes, $205,000 for review of the Private Placement Memorandum related to the acquisition of VITAS, $59,000 for consultation concerning financial accounting and reporting standards and the remaining $67,000 was related primarily to the audit of the Company's employee benefit plans.

TAX FEES

      No such services were rendered during 2003 or 2004.

ALL OTHER FEES

      PricewaterhouseCoopers LLP billed the Company $2,200 and $2,300, respectively, in aggregate fees for services rendered other than the services described above, for the years 2003 and 2004.

      The Audit Committee has adopted a policy which requires the Committee's pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor's independence. The Audit Committee pre-approved all of the audit and non-audit services rendered by PricewaterhouseCoopers LLP as listed above.

                              STOCKHOLDER PROPOSALS

      Any proposals by stockholders intended to be included in the proxy materials for presentation at the 2006 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company no later than December 11, 2005. Any proposals by stockholders intended to be presented at the 2005 Annual Meeting of Stockholders outside of the Company's proxy solicitation process shall be considered untimely if notice of such a proposal was not given to the Secretary of the Company by February 16, 2005. In the case of timely notice, persons named in the proxies solicited by the Company for that meeting (or their substitutes) will be allowed to use their discretionary voting authority when the proposal is raised at the meeting without any discussion of the proposal in the Company's proxy statement for that meeting.

                              ADDITIONAL COPIES OF
                        ANNUAL REPORT AND PROXY STATMENT

      If you are a stockholder of record and share an address with another stockholder and have received only one annual report or proxy statement, you may write or call the Company to request a separate copy of these materials at no cost to you. You may write to the Company at 2600 Chemed Center, Cincinnati, Ohio 45202-4726, Attn: Investor Relations, or call 1-800-2CHEMED or 1-800-224-3633.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the management has not been notified of any stockholder proposals intended to be raised at the 2005 Annual Meeting outside of the Company's proxy solicitation process nor does management know of any other matters which will be presented for consideration at the Annual Meeting. However, if any other stockholder proposals or other business should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

      The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons or institutions for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or email from some stockholders if such proxies are not promptly received. The Company has also retained D. F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of such proxies at a cost which is not expected to exceed $7,500 plus reasonable expenses. This Proxy Statement and the accompanying Notice of Meeting are sent by order of the Board of Directors.

                                      Naomi C. Dallob
                                      Secretary

April 11, 2005

                                    EXHIBIT A

                               CHEMED CORPORATION
                             AUDIT COMMITTEE CHARTER

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

      The members of the Audit Committee shall be appointed by the Board and shall consist of at least three members of the Board who meet the independence and experience requirements of the New York Stock Exchange. Accordingly, all of the members will be directors:

      1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company,

      2. Who receive no compensation from the Company other than directors' fees, and

      3. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Audit Committee. In addition, at least one member of the Audit Committee will have accounting or related financial management expertise.

      The Audit Committee shall meet, whether in person or telephonically, at least four times each year. The Audit Committee shall make regular reports to the Board.

      The Audit Committee shall:

      1. Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      2. Review the annual audited financial statements with management and the independent auditor prior to the filing by the Company of its annual report on Form 10-K, including significant financial reporting matters related thereto.

      3. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing by the Company of its reports on Form 10-Q, or where practicable, prior to the first public release of quarterly earnings.

      4. Assist Board oversight of the integrity of the Company's financial statements.

      5. Discuss earnings press releases, as well as financial information and earnings guidance provided by the Company to analysts and ratings agencies.

      6. Review with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      7. Review significant issues with respect to the Company's accounting principles and practices as suggested by the independent auditor, internal auditors or management.

      8. Review with the independent auditor any audit problems or difficulties and management's response to them.

      9. Set clear hiring policies for employees or former employees of the independent auditor.

      10. Exercise sole authority in the appointment, oversight and retention of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

      11. Exercise sole authority to approve the fees to be paid to the independent auditor.

      12. Approve any significant non-audit relationship with the independent auditor.

      13. Receive periodic reports no less frequently than annually from the independent auditor regarding all relationships between the independent auditor and the Company, and the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself to the independence of the auditor.

      14. Obtain and review, at least annually, a report by the independent auditor describing: its internal quality control procedures; any material issues raised by (i) the most recent quality control review, (ii) peer review of the firm, or (iii) any inquiry or investigation by governmental or professional authorities within the preceding five years concerning any independent audits by the firm, and any steps taken to address such issues; and all relationships between the independent auditor and the Company.

      15. Evaluate and discuss with the Board the performance and independence of the independent auditor and, if so determined in the Audit Committee's sole authority, replace the independent auditor.

      16. Meet with the independent auditor prior to the annual audit to review the planning and scope of the audit. Exercise sole authority to approve the terms of the audit engagement.

      17. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the annual audit and quarterly reviews.

      18. Assist Board oversight of the internal audit department responsibilities, performance, and the adequacy of its resources to carry out its responsibilities.

      19.   Review the appointment and replacement of the internal auditor.

      20. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      21. Assist Board oversight of, and review with the Company's counsel, legal matters that may have a material impact on the financial statements and any material reports or inquiries received from regulators or governmental agencies.

      22. Meet with management, the internal auditor, and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or those persons believe should be discussed.

      23. Review and approve the expense reports of the Company's principal executive officer.

      24. Obtain advice, as it deems appropriate, from outside legal, accounting and other advisors.

      25. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and for the confidential, anonymous submission by employees of such concerns.

      The foregoing shall be the common recurring activities of the Audit Committee in carrying out its functions. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

      The Committee shall annually conduct an evaluation of its performance.

      The Company shall provide appropriate funding, as determined by the Committee, for payment to any registered public accounting firm performing audit, review, or attest services; to outside advisors retained by the Committee; and of ordinary administrative expenses of the Committee.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

      Consequently, in carrying out its responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

                                  (CHEMED LOGO)
--------------------------------------------------------------------------------

                               CHEMED CORPORATION
                             STOCKHOLDER'S PROXY AND
     CONFIDENTIAL ESOP AND SAVINGS & RETIREMENT PLAN VOTING INSTRUCTION CARD
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 2005

The undersigned hereby appoints E. L. Hutton, K. J. McNamara and N. C. Dallob as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of capital stock of Chemed Corporation held of record by the undersigned on March 31, 2005, at the Annual Meeting of Stockholders to be held on May 16, 2005, or at any adjournment thereof.

This proxy also provides confidential voting instructions for shares of Chemed Corporation Capital Stock held by The Fifth Third Bank, Trustee of the Chemed Corporation Employee Stock Ownership Plan I (ESOP), for the benefit of the undersigned and directs such Trustee to vote as designated on the reverse side of this card. The Trustee will vote all unallocated shares in the same proportion the allocated shares have been voted and will vote allocated shares for which no voting instructions have been received in the same proportion as total voted allocated shares.

This proxy also provides confidential voting instructions for shares of Chemed Corporation Capital Stock held by Merrill Lynch Trust Company, Trustee of the Chemed/Roto-Rooter Savings & Retirement Plan (Plan), for the benefit of the undersigned and directs such Trustee to vote as designated on the reverse side of this card. The Trustee will vote all non-vested shares in the same proportion the vested shares have been voted. Additionally, any vested shares for which no voting instructions have been received will be voted in the same proportion as total voted vested shares.

This proxy/confidential ESOP and Plan voting instruction card is solicited jointly by the Board of Directors of Chemed Corporation and the Trustees of the ESOP and Plan, pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

The Company's proxy tabulator, Wells Fargo Bank, N. A., will report separately to the Company and to each Trustee as to proxies received and voting instructions provided. Individual ESOP and Plan voting instructions will be kept confidential by the proxy tabulator and not provided to the Company.

              PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET.

                  (continued and to be signed on reverse side)

                                                           COMPANY #

THERE ARE THREE WAYS TO VOTE:

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965

- Use any touch-tone telephone to vote 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Daylight Time, on Wednesday, May 11, 2005.

- Have your proxy/confidential ESOP and Plan voting instruction card and the last 4 digits of the U. S. Social Security Number (SSN) or Taxpayer Identifying Number (TIN) for this account. Follow the simple instructions the voice prompts provide you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/CHE/

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Daylight Time, on Wednesday, May 11, 2005.

- Have your proxy/confidential ESOP and Plan voting instruction card and the last 4 digits of the U. S. Social Security Number (SSN) or Taxpayer Identifying Number (TIN) for this account. Follow the simple instructions to obtain your records and create an electronic ballot.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES, ESOP TRUSTEE AND/OR PLAN TRUSTEE TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY/CONFIDENTIAL ESOP AND PLAN VOTING INSTRUCTION CARD.

VOTE BY MAIL

Mark, sign and date your proxy/confidential ESOP and Plan voting instruction card and return it in the postage-paid envelope provided or return it to Shareowner Services(SM), P. O. Box 64873, St. Paul, MN 55164-0873.


NOTICE TO ESOP AND PLAN PARTICIPANTS: YOUR VOTING INSTRUCTIONS MUST BE RECEIVED BY WELLS FARGO BANK BY 11:59 P.M., EASTERN DAYLIGHT TIME, WEDNESDAY, MAY 11, 2005, IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED.

         IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR CARD.

                              - Please detach here -
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.Election of Directors (mark ONLY ONE box):

01 Edward L. Hutton        05 Joel F. Gemunder  09 Sandra E. Laney

02 Kevin J. McNamara       06 Patrick P. Grace  10 Timothy S. O'Toole

03 Donald Breen, Jr.       07 Thomas C. Hutton  11 Donald E. Saunders

04 Charles H. Erhart, Jr.  08 Walter L. Krebs   12 George J. Walsh III

13 Frank E. Wood           [ ] FOR all          [ ]  WITHHOLD ALL
                               nominees              VOTING
                               listed unless         AUTHORITY for
                               indicated below.      directors.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX AT RIGHT.

------------------------------------

2. To ratify the selection of independent accountants by the Audit Committee of the Board of Directors.

[ ] For       [ ] Against      [ ] Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY/CONFIDENTIAL ESOP AND PLAN VOTING INSTRUCTION CARD WILL BE VOTED FOR PROPOSALS 1 AND 2.

Address Change? Mark Box [ ]   Indicate changes below:

Dated _____________________________, 2005


------------------------------------

Signature(s) in Box

NOTE: Please sign as name appears. Joint owners should each sign. When signed on behalf of a corporation, partnership, estate, trust or other stockholder, state how you are authorized to sign.